EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 27, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2009 – June 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.1%	0.5%	-4.9%	-3.6%	-6.8%	-5.0%	0.9%	-5.0%	10.3%	-28.6%	-0.5	-0.6
B**	0.1%	0.5%	-5.2%	-4.2%	-7.3%	-5.6%	0.1%	-5.6%	10.3%	-29.9%	-0.5	-0.7
Legacy 1***	0.1%	0.7%	-3.9%	-1.6%	-4.7%	-3.1%	N/A	-3.1%	10.1%	-23.7%	-0.3	-0.4
Legacy 2***	0.1%	0.7%	-4.0%	-1.8%	-5.0%	-3.4%	N/A	-3.4%	10.1%	-24.4%	-0.3	-0.4
Global 1***	0.1%	0.7%	-3.7%	-1.2%	-4.0%	-4.0%	N/A	-4.0%	9.7%	-21.9%	-0.4	-0.5
Global 2***	0.1%	0.7%	-3.8%	-1.4%	-4.3%	-4.2%	N/A	-4.2%	9.6%	-22.4%	-0.4	-0.6
Global 3***	0.1%	0.6%	-4.6%	-3.0%	-5.9%	-5.9%	N/A	-5.9%	9.6%	-27.9%	-0.6	-0.8

S&P 500 Total Return Index****	-0.1%	2.1%	7.2%	24.6%	16.6%	18.8%	7.8%	18.8%	13.4%	-16.3%	1.4	2.3
Barclays Capital U.S. Long Gov Index****	1.5%	-0.6%	11.6%	6.0%	8.6%	7.3%	7.1%	7.3%	11.2%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					29%
Energy	15%	Long	Brent Crude Oil	4.7%	Long	15%	Long	Brent Crude Oil	4.7%	Long
			Crude Oil	3.4%	Long			Crude Oil	3.4%	Long
Grains/Foods	8%	Short	Corn	1.2%	Short	8%	Short	Corn	1.2%	Short
			Soybeans	1.0%	Long			Soybeans	1.0%	Long
Metals	6%	Long	Zinc LME	1.8%	Long	6%	Long	Zinc LME	1.8%	Long
			Gold	0.9%	Long			Gold	0.9%	Long
FINANCIALS	71%					71%
Currencies	23%	Short $	British Pound	4.4%	Long	23%	Short $	British Pound	4.4%	Long
			Australian Dollar	2.4%	Long			Australian Dollar	2.4%	Long
Equities	22%	Long	S&P 500	5.3%	Long	22%	Long	S&P 500	5.3%	Long
			DJ Eurostoxx 50 Index	2.3%	Long			DJ Eurostoxx 50 Index	2.3%	Long
Fixed Income	26%	Long	Schatz	5.6%	Long	26%	Long	Schatz	5.6%	Long
			Bunds	4.6%	Long			Bunds	4.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets declined to a 5-week low after the U.S. Energy Information Administration reported a larger-than-expected increase in U.S. inventories.  Crude oil prices also declined as fears surrounding possible supply disruptions in Iraq began to ease.

Grains/Foods
Corn markets fell over 2% lower as elevated supplies and forecasts for favorable weather put pressure on prices.  Soybean markets finished flat as bullish export data offset price weakness caused by strong supplies.  Sugar markets fell sharply due to expectations for strong production from Brazil and liquidations by investors who attempted to lock-in profits following recent uptrends.

Metals
Precious metals markets predominantly rose because of increased safe-haven buying caused by weak Eurozone data and by a smaller-than-expected rise in U.S. home prices.  Copper prices rallied nearly 1% due to declines in global supplies and on optimism about the financial outlook for the U.S., the world’s second largest copper consumer.

Currencies
The U.S. dollar weakened as a lack of supportive economic data fueled beliefs an interest rate hike in the near-term will be unlikely.  In Asia, the Japanese yen moved higher against counterparts as a result of strong inflation and retail sales data.  The New Zealand dollar also moved higher, supported by strong export data and an expectation the Reserve Bank of New Zealand would likely hike interest rates in the near future.

Equities	Global equity markets predominantly fell due to weak economic data in the Eurozone, uncertainty surrounding the economic outlook for the U.S. and China and on concerns violence in Iraq was worsening.
Fixed Income
Investors drove U.S. Treasury markets higher following the release of data which showed a decline in consumer spending and a larger-than-expected contraction of the U.S. economy in the first quarter of 2014.  German Bund prices also moved higher, driven by expectations of ongoing supportive policy by the European Central Bank amidst a weak growth outlook for the Eurozone.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.